Exhibit 10.4

CONSENT

September 24, 2012

TO:	WMI Holdings Corp.
1201 Third Ave., Suite 3000
Seattle, Washington 98101

Recitals

A.	WMI Holdings Corp. (“WMI”), each subsidiary of WMI listed as a “Guarantor” therein or who subsequently becomes a “Guarantor” pursuant to a joinder agreement, the lenders from time to time party thereto (collectively, the “Lenders”), and U.S. Bank National Association, a national banking association, as administrative agent for the Lenders (together with its successors and assigns, in such capacity, the “Agent”) are parties to that certain Financing Agreement dated March 19, 2012 (the “Financing Agreement”). Terms used as defined terms in this Consent but not defined herein shall have the respective meanings given to such terms in the Financing Agreement.

B.	WM Mortgage Reinsurance Company, Inc. (“WMMRC”) is a subsidiary of WMI.

C.	WMMRC owns certain trust assets underlying its reinsurance arrangements with PMI Mortgage Insurance Company (“PMI”).

D.	PMI is currently in receivership and operating under the supervision of the State of Arizona Insurance Department, and PMI has proposed a commutation or termination (the “Commutation”) of its Trust identified in subsection (d) of the definition of “Trusts” in the Financing Agreement as the Reinsurance Escrow Agreement among WMMRC, PMI and US Bank (Acct. No. x6404). A copy of the proposed Commutation Agreement is attached as Exhibit A hereto.

E.	Upon consideration of the proposed Commutation, the boards of directors of WMI and WMMRC have authorized management to proceed with the terms of the Commutation, subject to obtaining all necessary approvals, consents and waivers, including (i) the consent and waiver of Required Lenders as set forth herein; and (ii) the consent of the Hawaiian Division of Insurance (which already has granted approval of the Commutation).

F.	Section 6.02(o) of the Financing Agreement restricts the business activities of WMMRC in a manner that would prohibit the Commutation, unless the consent of Required Lenders is obtained.

G.	WMI has requested that the Agent and Required Lenders consent to the Commutation, and Agent and Required Lenders desire to approve such consent and waiver for the purpose and pursuant to the terms set forth herein.

Consent

1. Consent. In reliance on the representations and warranties, and subject to the conditions and other terms, set forth in this Consent, the Lenders who are signatories to this Consent, constituting the Required Lenders, hereby (i) consent to the consummation of the Commutation by WMI and WMMRC on the terms set forth in Commutation Agreement in the form attached as Exhibit A hereto (the “Commutation Agreement”) and (ii) acknowledge that upon this Consent becoming effective in accordance with Section 2, the consummation of the Commutation will not constitute a breach of Section 6.02(o) of the Financing Agreement.

2. Conditions to Effectiveness of Consent. This consent shall become effective upon satisfaction of the conditions set forth in this Section 2 (the date on which such conditions are satisfied, the “Consent Effective Date”):

a)	The Agent shall have received a copy of this Consent executed by the Loan Parties and WMMRC.

b)	WMMRC and PMI shall have executed the Commutation Agreement in the form attached hereto as Exhibit A, and the Agent shall have received a complete and correct copy thereof. The Commutation Agreement shall be in full force and effect on the Consent Effective Date, without any amendment, modification or supplement thereto.

c)	Each of the representations and warranties made by the Loan Parties and WMMRC in Section 3 of this Consent shall be true and correct on the Consent Effective Date.

d)	After giving effect to this Consent, no Default or Event of Default shall have occurred and be continuing.

e)	The Agent and the Lenders shall have received reimbursement or payment of all costs and expenses (including the legal fees and expenses of Schulte Roth & Zabel LLP, counsel to the Lenders) required to be reimbursed or paid by the Loan Parties hereunder or under any other Loan Document.

3. Representations and Warranties. Each of the Loan Parties and WMMRC hereby represents and warrants to the Agent and each Lender as follows:

a)	This Consent (i) has been duly authorized by all necessary action on the part of the Loan Parties and WMMRC, (ii) has been duly executed by the Loan Parties and WMMRC and (iii) constitutes a legal, valid and binding obligation of the Loan Parties and WMMRC, enforceable against them in accordance with its terms.

b)	(i) No Default or Event of Default has occurred and is continuing and (ii) the representations and warranties of the Loan Parties set forth in the Credit Agreement and the other Loan Documents are true and correct in all material respects as of the date hereof (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).

c)	The Loan Parties and WMMRC have obtained all consents and approvals of Governmental Authorities and other Persons required in order to execute and deliver the Commutation Agreement and this Consent and to consummate the transactions contemplated by the Commutation Agreement and this Consent.

d)	As of September 19, 2012, the market value of the assets in the Trust Account (as that term is defined in the Commutation Agreement) was $79,697,424.39.

e)	Prior to the distribution of assets in the Trust Account pursuant to the Notice of Intention attached as Schedule A to the Commutation Agreement, WMI will not, and will not cause WMMRC to, direct or authorize any other distribution of Trust Account assets.

4. Effect on Financing Agreement. This Consent shall constitute a Loan Document. This Consent and Waiver shall not, except as expressly set forth above, operate to waive, supplement or amend the Financing Agreement or any of the other Loan Documents or any right, power or remedy of the Agent and the Lenders thereunder. Except as expressly set forth herein, the Financing Agreement and each of the other Loan Documents shall remain in full force and effect.

5. Reaffirmation. Each Loan Party hereby confirms its respective guarantees, pledges, grants of security interests and mortgages and other obligations, as applicable, under and subject to the terms of each Loan Document to which it is party, and agrees that, notwithstanding the effectiveness of this Consent, such guarantees, pledges, grants of security interests and mortgages will continue to guarantee and secure the Obligations under the Financing Agreement, and such guarantees, pledges, grants of security interests and mortgages and other obligations and the terms of each Loan Document to which it is a party, are not impaired or affected in any manner whatsoever and shall continue to be in full force and effect after giving effect to this Consent.

6. Release. As of the date hereof, each Loan Party and WMMRC, their successors-in-title, legal representatives and assignees and, to the extent the same is claimed by right of, through or under any Loan Party or WMMRC, for their past, present and future employees, agents, representatives, officers, directors, shareholders, and trustees, do hereby and shall be deemed to have forever remised, released and discharged the Agent and each Lender and the Agent’s and each Lender’s respective successors-in-title, legal representatives and assignees, past, present and future officers, directors, shareholders, trustees, agents, employees, consultants, experts, advisors, attorneys and other professionals and all other persons and entities to whom any the Agent or any Lender would be liable if such persons or entities were found to be liable to any Loan Party or WMMRC, or any of them (collectively hereinafter the “Lender Parties”), from any and all manner of action and actions, cause and causes of action, claims, charges, demands, counterclaims, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, damages, judgments, expenses, executions, liens, claims of liens, claims of costs, penalties, attorneys’ fees, or any other compensation, recovery or relief on account of any liability, obligation, demand or cause of action of whatever nature relating to, arising out of or in connection with the Financing Agreement or any other Loan Document, including but not limited to, acts, omissions to act, actions, negotiations, discussions and events resulting in the finalization and execution of this Consent, as, among and between any Loan Party or WMMRC and the Lender Parties, such claims whether now accrued and whether now known or hereafter discovered, from the beginning of time through the date hereof.

7. Miscellaneous. This Consent may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Consent by telecopier or email shall be effective as delivery of a manually executed counterpart of this Consent. This Consent shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts made and to be performed in the State of New York.

Please countersign where indicated below to reflect your acceptance of and agreement to the terms of this Consent.

Very truly yours,

AGENT:

U.S. BANK NATIONAL ASSOCIATION, as Agent

By:	/s/ James A. Hanley
Name: James A. Hanley
Title: Vice President

LENDERS:

OWL CREEK ASIA I, L.P.

By:	Owl Creek Advisors, LLC, its general partner

By:	/s/ Daniel Sapadin
	Name:	Daniel Sapadin
	Title:	COO

OWL CREEK ASIA II, L.P.

By:	Owl Creek Advisors, LLC, its general partner

By:	/s/ Daniel Sapadin
	Name:	Daniel Sapadin
	Title:	COO

OWL CREEK ASIA MASTER FUND, LTD.

By:	/s/ Daniel Sapadin
	Name:	Daniel Sapadin
	Title:	COO

OWL CREEK I, L.P.

By: Owl Creek Advisors, LLC, its general partner

By:	/s/ Daniel Sapadin
	Name:	Daniel Sapadin
	Title:	COO

OWL CREEK II, L.P.

By:	Owl Creek Advisors, LLC, its general partner

By:	/s/ Daniel Sapadin
	Name:	Daniel Sapadin
	Title:	COO

OWL CREEK OVERSEAS MASTER FUND, LTD.

By:	/s/ Daniel Sapadin
	Name:	Daniel Sapadin
	Title:	COO

OWL CREEK SRI MASTER FUND, LTD.

By:	/s/ Daniel Sapadin
	Name:	Daniel Sapadin
	Title:	COO

APPALOOSA INVESTMENT L.P. I

By:	Appaloosa Management L.P., its general partner

By:	Appaloosa Partners Inc., its general partner

By:	/s/ James E. Bolin
	Name:	James E. Bolin
	Title:	Partner

THOROUGHBRED FUND L.P.

By:	Appaloosa Management L.P., its general partner

By:	Appaloosa Partners Inc., its general partner

By:	/s/ James E. Bolin
	Name:	James E. Bolin
	Title:	Partner

CENTERBRIDGE SPECIAL PARTNERS, L.P.

By:	/s/ Vivek Milwani
Name: Vivek Milwani
Title: SMO

CENTERBRIDGE CREDIT PARTNERS, L.P.

By:	/s/ Vivek Milwani
Name: Vivek Milwani
Title: SMO

CENTERBRIDGE CREDIT PARTNERS MASTER, L.P.

By:	/s/ Vivek Milwani
Name: Vivek Milwani
Title: SMO

CONSENT AND WAIVER ACKNOWLEDGED AND ACCEPTED BY:

WMI HOLDINGS CORP.

By:	/s/ Charles Edward Smith
Name:	Charles Edward Smith
Title:	Interim Chief Executive Officer

WMI INVESTMENT CORP.

By:	/s/ Charles Edward Smith
Name:	Charles Edward Smith
Title:	Executive Vice President

WM MORTGAGE REINSURANCE COMPANY, INC.

By:	/s/ Charles Edward Smith
Name:	Charles Edward Smith
Title:	President

EXHIBIT A

Form of Commutation Agreement